UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2007

JPMORGAN CHASE & CO.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-05805		13-2624428
(Commission File Number)		(IRS Employer Identification No.)

270 Park Avenue, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are incorporated by reference into the Registration Statement on Form S-3ASR (333-130051) of JPMorgan Chase & Co. (the “Registrant”) as exhibits thereto and are filed as part of this Current Report.

8.1
Tax Opinion of Davis Polk & Wardwell relating to 7.5% (equivalent to 15.0% per annum) Reverse Exchangeable Notes due February 28, 2008 Linked to the Least Performing Common Stock of The Bear Stearns Companies Inc., The Goldman Sachs Group, Inc., Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc. and Morgan Stanley

8.2	Tax Opinion of Davis Polk & Wardwell relating to Buffered Return Enhanced Notes Linked to the Dow Jones EURO STOXX 50® Index due September 9, 2008
8.3
Tax Opinion of Davis Polk & Wardwell relating to Buffered Return Enhanced Notes Linked to a Basket Consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Singapore Index and the MSCI Taiwan Index due September 9, 2008

8.4	Tax Opinion of Davis Polk & Wardwell relating to Buffered Return Enhanced Notes Linked to the FTSE™ 100 Index due September 9, 2008
8.5	Tax Opinion of Davis Polk & Wardwell relating to Principal Protected Notes Linked to the Performance of a Weighted Basket of Four Currencies Relative to the U.S. Dollar due August 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)

By:	/s/ Neila B. Radin

	Name:	Neila B. Radin
	Title:	Senior Vice President

Dated: August 28, 2007

EXHIBIT INDEX

Exhibit Number	Description
8.1
Tax Opinion of Davis Polk & Wardwell relating to 7.5% (equivalent to 15.0% per annum) Reverse Exchangeable Notes due February 28, 2008 Linked to the Least Performing Common Stock of The Bear Stearns Companies Inc., The Goldman Sachs Group, Inc., Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc. and Morgan Stanley

8.2	Tax Opinion of Davis Polk & Wardwell relating to Buffered Return Enhanced Notes Linked to the Dow Jones EURO STOXX 50® Index due September 9, 2008
8.3
Tax Opinion of Davis Polk & Wardwell relating to Buffered Return Enhanced Notes Linked to a Basket Consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Singapore Index and the MSCI Taiwan Index due September 9, 2008

8.4	Tax Opinion of Davis Polk & Wardwell relating to Buffered Return Enhanced Notes Linked to the FTSE™ 100 Index due September 9, 2008
8.5	Tax Opinion of Davis Polk & Wardwell relating to Principal Protected Notes Linked to the Performance of a Weighted Basket of Four Currencies Relative to the U.S. Dollar due August 26, 2008